Exhibit 99.1

NEWS RELEASE

Investor Contact:
Gus Okwu / DRG&E
404-532-0086
gokwu@drg-e.com

Company Contact:
Ornella Napolitano, VP and Treasurer
FiberTower Corporation
202-251-5210
onapolitano@fibertower.com

FiberTower Reports 2007 Fourth Quarter and Full-Year Results

San Francisco, CA., March 13, 2008 — FiberTower Corporation (NASDAQ: FTWR), a wireless backhaul services provider, today reported results for the fourth quarter and year ended December 31, 2007.

Positive developments during the fourth quarter of 2007 included the following:

•                  Billing T-1s grew by 18% to 14,201 in the fourth quarter from 12,030 at the end of the third quarter of 2007.  Billing T-1s grew by 107% year-over-year.

•                  Billing sites grew 8% to 2,148 in the fourth quarter from 1,991 at the end of the third quarter of 2007.  Billing sites grew by 62% year-over-year.

•                  Billing customer locations grew 18% to 3,851 from 3,252 at the end of the third quarter of 2007.  Billing customer locations grew by 113% year-over-year.

•                  T-1s per billing site increased from 6.04 at September 30, 2007 to 6.61 at December 31, 2007.

•                  FiberTower’s customer location backlog grew 74% to 3,511 from 2,020 at the end of the second quarter of 2007.  Customer backlog grew by 120% year-over-year.

Thomas Scott, Chief Financial Officer and Co-President of FiberTower, said, “We are pleased with our 2007 results as they reflected steady progress towards our objective of growing the business by converting customer backlog into revenue generating assets while maintaining our cash liquidity.  Our quarterly and full year results demonstrated ongoing operational improvements at both the market and site level.”

Ravi Potharlanka, FiberTower’s Chief Operating Officer and Co-President, added, “We are pleased to announce the highest quarterly increase in Billing T1s in our history, and expect greater demand in 2008 driven by increases in mobile broadband usage and new deployment activity from several wireless carriers.  FiberTower is well positioned to benefit from these industry trends and maintain its position as the leading alternative provider of backhaul services.”

FiberTower continued to focus on penetrating its existing markets and sites during the fourth quarter highlighting the commitment to site density and efficiency. The Company’s billing collocation rate grew to 1.79 billing locations per billing site at

December 31, 2007 compared to 1.63 at September 30, 2007, reflecting an increased ability to convert available customer locations on already constructed sites.  Additionally, T-1s per Top 100 Sites increased from 18.4 at September 30, 2007 to 21.3 at December 31, 2007 and T-1s per Top 200 Sites increased from 15.5 at September 30, 2007 to 18.1 at December 31, 2007.  The growing maturity of the Company’s sites and markets was further evidenced by the average number of T-1s per Top 500 Sites, which grew from 8.4 at the end of 2006 to 13.4 at the end of 2007.

2007 Fourth Quarter Consolidated Results

Service revenues for the three months ended December 31, 2007 increased $1.0 million, or 14%, to $8.3 million compared to $7.3 million for the third quarter of 2007.  The increase in service revenues during the fourth quarter of 2007 was driven by multiple positive trends including the addition of new billing customer locations at already constructed sites and the continued expansion in new sites billing.

Operating expenses in the fourth quarter of 2007 increased by $37.5 million from the third quarter of 2007.  Net loss was $129.1 million for the fourth quarter ended December 31, 2007 compared to a net loss of $90.6 million in the third quarter of 2007.  Net loss for the fourth quarter included non-cash impairment charges totaling $99.5 million. This was comprised of a charge to goodwill of $86.5 million and a charge to property and equipment of $13.0 million.  The charge to property and equipment resulted from an in-depth analysis on the net realizable value of property and equipment that was concluded in the fourth quarter.  The net loss per share for the fourth quarter of 2007 was $0.90 compared to a net loss per share of $0.63 for the third quarter of 2007.

On an Adjusted EBITDA basis, the loss in the fourth quarter of 2007 was $14.2 million versus a loss of $12.3 million for the third quarter of 2007.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment charges, stock-based compensation and other income (expense).  The reconciliation of Adjusted EBITDA, which is a non-GAAP financial measure, is located at the end of this news release.

Fiscal Year 2007 Consolidated Results

Service revenues for the full year 2007 increased $13.4 million or 97%, to $27.1 million as compared to $13.8 million for the same period in 2006.  The increase in service revenues during the year was driven by ongoing trends including greater penetration in existing markets resulting in new customers on existing sites, increased T-1s per site and continued expansion in sites billing.

Operating expenses for the full year 2007 increased by $202.9 million from the same period in 2006.  Net loss was $272.1 million for the full year 2007 compared to a net loss of $57.3 million for the same period in 2006.  The sequential increase in operating expenses and net loss included goodwill impairment charges of $147.9 million and cost of service non-cash impairment charges of $17.6 million recorded in the third and fourth quarters of 2007.  The net loss per share for the full year 2007 was $1.90 compared to a net loss per share of $1.11 for the same period in 2006.

On an Adjusted EBITDA basis, the loss in full year 2007 was $52.8 million versus a loss of $40.3 million for the same period in 2006.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment charges, stock-based compensation and other income (expense). The reconciliation of Adjusted EBITDA, which is a non-GAAP financial measure, is located at the end of this news release.

Liquidity and Capital Resources

Capital expenditures totaled $25.4 million in the fourth quarter ended December 31, 2007 as compared to $31.9 million in the third quarter.  The bulk of capital investments made in the fourth quarter of 2007 were used by FiberTower towards the continued build-out of existing markets, the deployment of Sprint 4G backhaul locations in select markets, and additional deployments in Atlanta.  For the full year 2007, capital expenditures totaled $105.3 million compared to $94.7 million for the same period in 2006.

“Maintaining our cash liquidity remains a significant priority for us,” said Thomas Scott.  “We believe that our current cash position is sufficient to support our continued growth. Additionally, we now have greater flexibility in managing our capital spend through the deployment of a collocation-based strategy, which we expect to facilitate our goal of reaching field EBITDA positive across our markets by mid-2008.  We also have the ability to reduce overall capital expenditures as market conditions warrant.”

Consolidated cash, cash equivalents and certificates of deposits at December 31, 2007 were $228.3 million.

Conference Call Details

FiberTower has scheduled a conference call for Friday, March 14, 2008 at 9:00 a.m. Eastern Time to discuss 2007 fourth quarter and full year results.  Please dial 303-262-2139 and ask for the FiberTower call at least 10 minutes prior to the start time.  A telephonic replay of the call will be available through 11:59 p.m. Eastern Time on March 21, 2008 and may be accessed by dialing 303-590-3000 using the passcode 11109858#.  An audio archive will also be available on FiberTower’s website at http://www.fibertower.com shortly after the call and will be accessible for approximately ninety days.

About FiberTower

FiberTower is a backhaul and access services provider focused primarily on the wireless carrier market. With its extensive spectrum footprint in 24 GHz and 39 GHz bands, carrier-class microwave and fiber networks in 13 major markets, customer commitments from six of the leading cellular carriers, and partnerships with the largest tower operators in the U.S, FiberTower is considered to be the leading alternative carrier for wireless backhaul.  FiberTower also provides backhaul and access service to government and enterprise markets.  For more information, please visit our website at www.fibertower.com.

Use of Non-GAAP Financial Measures

This press release uses the Non-GAAP financial measure “Adjusted EBITDA.”  Adjusted EBITDA is a financial measure used by the Company to monitor the financial performance of its operations.  This measurement, together with GAAP measures such as revenue and income from operations, assists management in decision-making processes relating to the operation of our business.  In addition, FiberTower’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  These Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported financial results as determined in accordance with GAAP.

Forward Looking Statements

Statements included in this news release which are not historical in nature are “forward-looking statements” within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995.  Forward looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  These include, without limitation, statements regarding the Company’s planned capital expenditures, expected cost per site, anticipated customer growth and expansion plans.  There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements including, without limitation, difficulties in integrating our companies after our merger in 2006, anticipated negative cash flows and operating losses, additional liquidity requirements, potential loss of significant customers, downturns in the wireless communication industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, and competition from alternative backhaul service providers and technologies, along with those risk factors described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Key Operating Metrics	4Q06	1Q07	2Q07	3Q07	4Q07

Billing Sites
Billing Sites Added	355	254	265	143	157
Ending Billing Sites	1,329	1,583	1,848	1,991	2,148
Billing Sites / Sites Deployed	67%	70%	75%	75%	76%

Billing Customer Locations
Billing Customer Locations Added	470	402	613	433	599
Ending Billing Customer Locations	1,804	2,206	2,819	3,252	3,851
Colo rate	1.36	1.39	1.53	1.63	1.79

Billing T-1 Equivalents
Billing T-1 Equiv. Added	1,713	1,454	1,884	1,823	2,171
Ending Billing T-1 Equivalents	6,869	8,323	10,207	12,030	14,201
T-1s per Customer Location	3.81	3.77	3.62	3.70	3.69
T-1s/Billing Sites	5.17	5.26	5.52	6.04	6.61
T-1s per site/Top 100 Sites	12.7	13.2	14.2	18.4	21.3
T-1s per site/Top 200 Sites	10.7	11.3	12.2	15.5	18.1
Average MRC per T-1	$239	$234	$229	$218	$215

Sites Deployed
FiberTower Sites Constructed	228	276	193	190	158
Ending Sites Deployed	1,996	2,272	2,465	2,655	2,813

Backlog
Customer Location Backlog**	1,594		2,020		3,511

Billing Sites are the number of installed sites from which we currently provide T1(s) to customer(s)

Customer Locations Billing are carrier locations at which we currently provide T1(s). FiberTower sites could have multiple customer locations.

Colo rate is the number of customer locations per billing site

Billing T1 Equivalent: A T1 equivalent is either a T1 or another increment of bandwidth of approximately 1.54 megabits per second

Average MRC per T-1 is the average monthly recurring revenue per T-1

Sites Deployed represents the number of sites installed and ready for provision of services.  FiberTower sites can be located at cell towers or on rooftop locations.

Customer Location Backlog is the number of sold customer locations not yet billing. (**Note that FiberTower reports backlog on a semi-annual basis)

FIBERTOWER CORPORATION

Consolidated Statements of Operations

(In thousands, except per share data)

	(Unaudited)

	Year Ended December 31,
	2007	2006	2005
Service revenues	$27,144	$13,763	$6,224
Operating expenses:
Cost of service revenues (excluding depreciation and amortization)	54,197	35,952	19,118
Cost of service revenues — Impairment of long-lived assets and other charges	17,551	589	106
Sales and marketing	7,906	6,479	3,822
General and administrative	27,026	18,038	4,444
Depreciation and amortization	18,459	9,077	3,096
Impairment of goodwill	147,893	—	—
Total operating expenses	273,032	70,135	30,586
Loss from operations	(245,888)	(56,372)	(24,362)
Other income (expense):
Interest income	18,159	6,326	2,683
Interest expense	(44,887)	(7,680)	(223)
Miscellaneous income (expense), net	469	448	(7)
Total other income (expense), net	(26,259)	(906)	2,453

Net loss	$(272,147)	$(57,278)	$(21,909)

Basic and diluted net loss per share	$(1.90)	$(1.11)	$(4.92)

Weighted average number of shares used in per share amounts:
Basic and diluted	143,049	51,542	4,457

FIBERTOWER CORPORATION

Consolidated Balance Sheets

(In thousands, except par value)

	(Unaudited)
	December 31, 2007	December 31, 2006
Assets:
Current assets:
Cash and cash equivalents	$223,330	$345,174
Certificates of deposit	5,000	5,000
Short-term investments	—	15,253
Restricted cash and investments, current portion	35,757	35,616
Accounts receivable, net of allowances of $151 and $161 at December 31, 2007 and 2006, respectively	3,684	2,904
Prepaid expenses and other current assets	1,840	2,624
Total current assets	269,611	406,571
Restricted cash and investments	1,222	34,906
Property and equipment, net	240,799	171,612
FCC licenses	342,000	342,000
Goodwill	86,093	243,388
Debt issuance costs, net	11,855	14,009
Intangible and other long-term assets, net	3,975	3,992
Total assets	$955,555	$1,216,478

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$13,672	$18,039
Accrued compensation and related benefits	3,369	4,246
Accrued interest payable	4,629	5,333
Other accrued liabilities	3,555	3,528
Total current liabilities	25,225	31,146
Other liabilities	487	1,020
Deferred rent	4,223	1,648
Asset retirement obligations	3,311	2,119
Convertible senior secured notes	415,778	403,759
Deferred tax liability	93,561	102,964
Total liabilities	542,585	542,656
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 400,000 shares authorized, 146,242 and 144,971 shares issued and outstanding at December 31, 2007 and 2006, respectively	146	145
Additional paid-in capital	787,371	776,077
Accumulated deficit	(374,547)	(102,400)
Total stockholders’ equity	412,970	673,822
Total liabilities and stockholders’ equity	$955,555	$1,216,478

FIBERTOWER CORPORATION

Consolidated Statements of Cash Flows

(In thousands)

	(Unaudited)
	Year Ended December 31,
	2007	2006	2005
Operating activities
Net loss	$(272,147)	$(57,278)	$(21,909)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,459	9,077	3,096
Decline in value of embedded derivative	(634)	(483)	—
Accretion of convertible notes	12,653	1,742	—
Accretion of investments in debt securities	(1,791)	(480)	—
Accretion of asset retirement obligations	327	205	65
Amortization of debt issuance costs	2,154	300	—
Stock-based compensation	9,150	6,402	234
Loss on disposal of equipment	746	116	5
Impairment and other charges on long-lived assets	17,551	589	106
Impairment of goodwill	147,893	—	—
Net changes in operating assets and liabilities (excluding impact of business acquisition):
Accounts receivable, net	(781)	(1,999)	(495)
Prepaid expenses and other current assets	783	(651)	(651)
Other long-term assets	(284)	(703)	(158)
Accounts payable	(4,367)	(2,628)	11,661
Accrued compensation and related benefits	(877)	1,507	1,151
Accrued interest payable	(704)	5,333	—
Other accrued liabilities and deferred rent	2,935	2,630	1,243
Net cash used in operating activities	(68,934)	(36,321)	(5,652)
Investing activities
Cash and cash equivalents acquired in merger, net of merger- related costs	—	36,732	—
Maturities of certificates of deposit	—	15,327	—
Purchases of short-term investments	(75,603)	(15,253)	—
Maturities of short-term investments	91,191	—	—
Maturities of restricted cash and investments	35,000	2,052	170
Purchase of restricted securities	—	(68,479)	—
Purchase of property and equipment	(105,267)	(94,670)	(53,077)
Net cash used in investing activities	(54,679)	(124,291)	(52,907)
Financing activities
Proceeds from issuance of convertible notes, net	—	388,190	—
Proceeds from issuance of convertible preferred stock, net	—	—	149,828
Proceeds from exercise of stock options	1,769	660	47
Repayment (issuance) of notes receivable from stockholders	—	4,000	(4,000)
Cash provided by financing activities	1,769	392,850	145,875

Net increase (decrease) in cash and cash equivalents	(119,911)	232,238	87,316

Cash and cash equivalents at beginning of year	345,174	112,936	25,620

Cash and cash equivalents at end of year	$225,263	$345,174	$112,936
Supplemental Disclosures
Cash paid for interest	$36,872	$109	$—
Noncash investing and financing activities:
Fair value of First Avenue Networks’ common stock at date of merger	$—	$520,160	$—
Fair value of First Avenue Networks’ common stock options and warrants assumed at date of merger	$—	$27,501	$—
Conversion of convertible preferred stock to common stock	$—	$220,675	$—

Reconciliation of Non-GAAP Financial Measures:

This press release includes the use of a financial measure - Adjusted EBITDA - that is a non-GAAP financial measure management uses to monitor the financial performance of the Company.  This measurement, together with GAAP measures such as revenue and income from operations, assists management in its decision-making processes relating to the operations of the Company’s business.  Adjusted EBITDA is defined as net income (loss) from operations before interest, taxes, depreciation and amortization, impairment charges, stock-based compensation and other income (expense).  Adjusted EBITDA is not a substitute for operating income, net income (loss), or cash flow from operating activities as determined in accordance with GAAP, as a measure of performance or liquidity.  In addition, the Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.  These non-GAAP financial measures should be viewed in addition to - and not as an alternative for - the Company’s reported financial results as determined in accordance with GAAP.  The non-GAAP financial measure is presented for additional information and is reconciled to its most comparable GAAP measure below.

	Three Months Ended 12/31/07	Three Months Ended 9/30/07
Net Loss	$(129,069)	$(90,639)
Depreciation & Amortization	5,097	4,987
Stock Based Compensation	2,814	2,002
Interest Income	(3,403)	(4,707)
Interest Expense	10,975	10,118
Impairment of Goodwill	86,486	61,407
Impairment of Long-Lived Assets & Other Charges	13,050	4,501
Miscellaneous (Income) Expense, Net	(189)	66
Adjusted EBITDA	$(14,239)	$(12,265)

	Twelve Months Ended 12/31/07	Twelve Months Ended 12/31/06
Net Loss	$(272,147)	$(57,278)
Depreciation & Amortization	18,459	9,077
Stock Based Compensation	9,150	6,402
Interest Income	(18,159)	(6,326)
Interest Expense	44,887	7,680
Impairment of Goodwill	147,893	—
Impairment Long-Lived Assets & Other Charges	17,551	589
Miscellaneous (Income) Expense, Net	(469)	(448)
Adjusted EBITDA	$(52,835)	$(40,304)